UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2014

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 20, 2014, Entropic Communications, Inc. (the “Company”) and its Chief Executive Officer, Patrick Henry, entered into an amendment to Mr. Henry’s Executive Employment Agreement (the “Amendment”). The Amendment clarifies the conditions under which Mr. Henry’s employment may be terminated by the Company “for Cause”. In summary, the Amendment updates the definition of “Cause” for termination to add that, in addition to the previously enumerated reasons, “Cause” exists if Mr. Henry is convicted of any felony or misdemeanor charge asserted after the date of the Amendment which, in the good faith judgment of the Company’s Board of Directors, adversely affects the business reputation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: June 20, 2014	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Senior Vice President and General Counsel